                                                                   Exhibit 19.1


       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                             AS OF FEBRUARY 28, 2001

AGGREGATE RECEIVABLES BALANCE     NUMBER OF ACCTS       PERCENT OF             AGGREGATE             PERCENT OF
                                                         NUMBER OF           RECEIVABLES              AGGREGATE
                                                             ACCTS               BALANCE            RECEIVABLES
                                                                                                        BALANCE
 1.       5,000 or less                    15,471           59.99%        $26,778,374.99                  4.60%

 2.       5,000 -    10,000                 3,517           13.64%        $24,950,499.57                  4.28%

 3.      10,000 -    25,000                 3,256           12.63%        $51,424,437.66                  8.82%

 4.      25,000 -    50,000                 1,616            6.27%        $56,618,636.57                  9.72%

 5.      50,000 -    75,000                   600            2.33%        $36,843,554.99                  6.32%

 6.      75,000 -   100,000                   337            1.31%        $28,991,016.33                  4.97%

 7.     100,000 -   250,000                   634            2.46%        $97,649,045.14                 16.76%

 8.     250,000 -   500,000                   203            0.79%        $70,649,020.23                 12.12%

 9.     500,000 - 1,000,000                    98            0.38%        $66,388,822.40                 11.39%

10.   1,000,000 - 5,000,000                    54            0.21%       $101,177,427.71                 17.36%

11.        Over   5,000,000                     4            0.02%        $21,280,468.33                  3.65%

Total:                                     25,790                        $582,751,303.92  (1)

(1)  Includes $143,995.53 of loan commitments

         AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM -
                              IDENTIFIED PORTFOLIO
                             AS OF FEBRUARY 28, 2001

REMAINING INSTALLMENT TERM         NUMBER OF ACCTS                    PERCENT                   AGGREGATE          PERCENT OF
                                                                 OF NUMBER OF                 RECEIVABLES           AGGREGATE
                                                                        ACCTS                     BALANCE         RECEIVABLES
                                                                                                                      BALANCE
03 Months or Less                           10,345                     40.11%              $83,133,312.39              14.27%


04 to 06 Months                              8,440                     32.73%             $180,411,713.20              30.96%


07 to 09 Months                              6,568                     25.47%             $256,092,526.60              43.95%


10 to 12 Months                                303                      1.17%              $35,681,042.42               6.12%


13 to 18 Months                                 82                      0.32%              $13,305,634.84               2.28%


More than 18 Months                             52                      0.20%              $14,127,074.47               2.42%



Total:                                      25,790                                        $582,751,303.92 (1)


(1)  Includes $143,995.53 of loan commitments

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                             AS OF FEBRUARY 28, 2001

STATES                                           AGGREGATE RECEIVABLES BALANCE            PERCENTAGE OF AGGREGATE
                                                                                              RECEIVABLES BALANCE
CALIFORNIA                                                     $116,903,172.71                             20.06%
TEXAS                                                           $53,923,758.57                              9.25%
NEW YORK                                                        $43,865,397.88                              7.53%
PENNSYLVANIA                                                    $43,158,393.72                              7.41%
FLORIDA                                                         $33,941,233.19                              5.82%
NEW JERSEY                                                      $25,430,599.75                              4.36%
OHIO                                                            $19,701,925.45                              3.38%
TENNESSEE                                                       $19,177,527.02                              3.29%
MASSACHUSETTS                                                   $17,363,183.92                              2.98%
WASHINGTON                                                      $16,436,173.99                              2.82%
ILLINOIS                                                        $15,708,717.35                              2.70%
GEORGIA                                                         $14,645,956.10                              2.51%
LOUISIANA                                                       $10,520,444.35                              1.81%
MICHIGAN                                                         $9,802,834.29                              1.68%
MISSOURI                                                         $9,053,193.53                              1.55%
OREGON                                                           $8,739,195.05                              1.50%
COLORADO                                                         $8,607,742.27                              1.48%
MISSISSIPPI                                                      $8,067,938.49                              1.38%
ARIZONA                                                          $7,776,301.97                              1.33%
OKLAHOMA                                                         $7,456,149.36                              1.28%
CONNECTICUT                                                      $6,987,153.13                              1.20%
ALASKA                                                           $6,656,913.14                              1.14%
VIRGINIA                                                         $6,412,102.70                              1.10%
ALABAMA                                                          $5,988,120.62                              1.03%
NORTH CAROLINA                                                   $5,946,902.96                              1.02%
KENTUCKY                                                         $5,706,027.07                              0.98%
WEST VIRGINIA                                                    $5,347,434.96                              0.92%
KANSAS                                                           $5,005,156.35                              0.86%
MARYLAND                                                         $4,916,971.91                              0.84%
UTAH                                                             $4,339,904.16                              0.74%
INDIANA                                                          $4,006,562.83                              0.69%
SOUTH CAROLINA                                                   $3,997,379.61                              0.69%
NEVADA                                                           $3,733,665.21                              0.64%
MINNESOTA                                                        $3,340,659.23                              0.57%
ARKANSAS                                                         $3,173,196.60                              0.54%
HAWAII                                                           $2,997,388.87                              0.51%
IDAHO                                                            $2,700,971.43                              0.46%
WISCONSIN                                                        $2,254,798.18                              0.39%
NEW HAMPSHIRE                                                    $1,916,386.94                              0.33%
NEBRASKA                                                         $1,636,457.00                              0.28%
MAINE                                                            $1,492,216.76                              0.26%
IOWA                                                             $1,062,598.71                              0.18%
DISTRICT OF COLUMBIA                                               $890,363.19                              0.15%
RHODE ISLAND                                                       $664,083.47                              0.11%
MONTANA                                                            $639,354.34                              0.11%
WYOMING                                                            $476,217.71                              0.08%
VIRGIN ISLANDS                                                     $109,412.24                              0.02%
SOUTH DAKOTA                                                        $62,417.30                              0.01%
VERMONT                                                              $6,535.80                              0.00%
NEW MEXICO                                                           $2,125.28                              0.00%
NORTH DAKOTA                                                         $1,987.26                              0.00%
DELAWARE                                                                     0                                 0%
 Total:                                                        $582,751,303.92 (1)                        100.00%

(1)  Includes $143,995.53 of loan commitments

                            LOAN LOSS EXPERIENCE (1)
                             (DOLLARS IN THOUSANDS)

                              IDENTIFIED PORTFOLIO


                                         TWO MONTHS
                                       ENDED FEBRUARY 28,                              YEAR ENDED DECEMBER 31,
                                  ----------------------------             -----------------------------------------------
                                    2001                2000                 2000         1999         1998         1997
                                    ----                ----                 ----         ----         ----         ----
Average Outstanding               $543,942            $515,129             $534,932     $527,470     $536,913     $562,229
Principal Balance(2)

Gross Charge-Offs                      371                 440                1,924        2,756        3,010        1,002

Recoveries                              65                 126                  757        1,185          804          102

Net Charge-Offs                        306                 314                1,167        1,571        2,206          900

Net Charge Offs as a                  0.34% (3)           0.37% (3)            0.22%        0.30%        0.41%        0.16%
Percentage of Average
Aggregate Outstanding
Principal Balance


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

(2) Based on the average beginning of the month balances.

(3) Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION

                              IDENTIFIED PORTFOLIO


                                                  AT FEBRUARY 28,                               AT DECEMBER 31,
                                                 -----------------                  ----------------------------------------
                                                 2001         2000                  2000        1999        1998        1997
                                                 ----         ----                  ----        ----        ----        ----
Number of days a loan remains
overdue after cancellation of the
related insurance policy
             31-89 days                          0.88%        0.89%                 0.97%       0.95%       1.25%       1.17%
             90-270 days                         0.74%        0.81%                 0.78%       0.69%       0.91%       0.93%
             Over 270 days (1)                   0.00%        0.00%                 0.00%       0.00%       0.00%       0.00%
                                                 -----        -----                 -----       -----       -----       -----
                 Total                           1.62%        1.70%                 1.75%       1.64%       2.16%       2.10%
                                                 =====        =====                 =====       =====       =====       =====


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy .

                          ORIGINATORS' PORTFOLIO YIELD

                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                    TWO MONTHS
                                                 ENDED FEBRUARY 28,                          YEAR ENDED DECEMBER 31,
                                             -------------------------           ------------------------------------------------
                                              2001             2000               2000         1999          1998          1997
                                              ----             ----               ----         ----          ----          ----

Average Month Principal Balance (1)          $543,942         $515,129           $534,932     $527,470      $536,913     $562,229

Interest & Fee Income                          10,621            9,128             57,913       53,879        60,676       63,462

Average Revenue Yield on Outstanding            11.72% (3)       10.63% (3)         10.83%       10.21%        11.30%       11.29%
Principal Balance Receivables (2)

(1) Based on the average beginning of the month balances.

(2) Line 2 divided by line 1.

(3) Calculated on an annualized basis.